AMENDMENT TO OPERATING EXPENSES AGREEMENT

This Amendment, dated as of the 30th day of November, 2009, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Operating Expenses Agreement, dated as of November 4, 2003, as amended August 12, 2005, August 11, 2006, April 23, 2007 and September 15, 2008, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into this Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust and to update a series name.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.           The addition of the Matthews China Dividend Fund as set forth on the attached amended Appendix A.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with the updated Appendix A, to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL
CAPITAL MANAGEMENT, LLC

By	/s/ William J. Hackett	By	/s/ William J. Hackett
Name: William J. Hackett		Name: William J. Hackett
Title: President		Title: Chief Executive Officer

Appendix A
(updated November 30, 2009)

Fund	Operating Expense Limit	Effective Date

• Matthews Asia Pacific Fund	1.90%	October 31, 2003

• Matthews Asia Dividend Fund (formerly, Matthews Asia Pacific Equity Income Fund)	1.50%	August 11, 2006

• Matthews Pacific Tiger Fund	1.90%	September 12, 1994

• Matthews Asian Growth and Income Fund	1.90%	September 12, 1994

• Matthews Asian Technology Fund	2.00%	December 27, 1999

• Matthews China Fund	2.00%	February 19, 1998

• Matthews India Fund	2.00%	August 12, 2005

• Matthews Japan Fund	2.00%	December 31, 1998

• Matthews Korea Fund	2.00%	April 3, 2002

• Matthews Asia Small Companies Fund	2.00%	September 15, 2008

• Matthews China Dividend Fund	1.50%	November 30, 2009